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                    CASE CREDIT CORPORATION AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)
                                  (UNAUDITED)

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                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                        1996
                                                                    ------------
Net income......................................................... $   26
Add:
  Interest expense.................................................     17
  Amortization of capitalized debt expense.........................     --
  Portion of rentals representative of interest factor.............
  Income tax provision.............................................     16
                                                                    ------
    Earnings as defined............................................ $   59
                                                                    ======
Interest........................................................... $   17
Amortization of capitalized debt expense...........................     --
Portion of rentals representative of interest factor...............     --
                                                                    ------
    Fixed charges as defined....................................... $   17
                                                                    ======
Ratio of earnings to fixed charges................................. 3  .47
                                                                    ======
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